EXHIBIT 32.1

              CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
           SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
  The undersigned, Brian J. Kelley, the Chief Executive Officer of Cognitronics Corporation (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005 (the "Report"). The undersigned hereby certifies that:
            (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
            (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  DATED this 14th day of November, 2005







                                   Brian J. Kelley

                                   Chief Executive Officer



                                   A signed original of this
                                   written statement required by
                                   Section 906 has been provided
                                   to the Company and will be
                                   retained by the Company and
                                   furnished to the Securities
                                   and Exchange Commission or its
                                   staff upon request.